UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

 CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934
Date of report (date of earliest event reported): February 25, 2020

WHEELER REAL ESTATE INVESTMENT TRUST, INC.
(Exact name of registrant as specified in its charter)

Maryland	001-35713	45-2681082
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
2529 Virginia Beach Blvd., Suite 200
Virginia Beach, VA 23452
Registrant’s telephone number, including area code: (757) 627-9088

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	WHLR	Nasdaq Capital Market
Series B Convertible Preferred Stock	WHLRP	Nasdaq Capital Market
Series D Cumulative Convertible Preferred Stock	WHLRD	Nasdaq Capital Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02(d)    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2020, the Board of Directors (the “Board”) of Wheeler Real Estate Investment Trust, Inc. (the “Company”) filled the vacancy on the Board by electing Daniel Khoshaba to be a director on the Board, effective immediately.

Mr. Khoshaba, age 60, has served as the Principal and Co-Founder of City Sunstone Properties, LLC, a commercial real estate investment company, since January 2012. In that role, he is the key principal in all capital allocation, acquisition divestitures and overall strategy. Mr. Khoshaba’s background includes a past role as General Partner and Managing Member of KSA Capital Management, LLC from November 2004 to December 2017.

Mr. Khoshaba is independent under the rules of the Nasdaq Stock Market LLC.

There are no family relationships between Mr. Khoshaba and any director or other executive officer of the Company nor are there any transactions between Mr. Khoshaba or any member of his immediate family and the Company or any of its subsidiaries. Further, there is no arrangement or understanding between Mr. Khoshaba and any other persons or entities pursuant to which Mr. Khoshaba was appointed as a director of the Company.

As of February 25, 2020, Mr. Khoshaba owned 950,000 shares of the Company’s Common Stock, par value $0.01 per share (“Common Stock”), constituting 9.8% of the Company’s issued and outstanding shares of Common Stock.

Item 5.08	Shareholder Director Nominations.

On February 25, 2020, the Board established May 28, 2020 as the date of the Company’s 2020 annual meeting of stockholders (the “2020 Annual Meeting”). The Board set March 25, 2020 as the record date for determining shareholders of the Company entitled to notice of and to vote at the 2020 Annual Meeting and any adjournments or postponements thereof.

Under the proxy rules and regulations of the U.S. Securities and Exchange Commission (the “SEC”) and the Amended and Restated Bylaws of the Company (the “Bylaws”), the Company has set March 9, 2020 as the deadline for submitting a shareholder proposal for inclusion in the Company’s proxy materials for the 2020 Annual Meeting. Any such proposal must meet the requirements set forth in the Bylaws and the rules and regulations of the SEC, including Rule 14a-8 of Regulation 14A, and be received by the Company’s Secretary no later than the close of business on March 9, 2020 for such proposal to be eligible for inclusion in the Company’s proxy materials for the 2020 Annual Meeting.

Shareholder proposals or nominations pursuant to the foregoing should be sent to the Company at its principal executive offices: Wheeler Real Estate Investment Trust, Inc., 2529 Virginia Beach Blvd., Suite 200, Virginia Beach, Virginia 23452, Attention: Angelica Beltran, Corporate Secretary.

SIGNATURE

Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

WHEELER REAL ESTATE INVESTMENT TRUST, INC.

By:	/s/ David Kelly
David Kelly
President and Chief Executive Officer
Dated: February 26, 2020